Exhibit 10.37


                  SALES REPRESENTATION & FULFILLMENT AGREEMENT

This Agreement, to be effective June 15, 2001, ("Effective Date") through ________, (Expiration Date") by and between, NUWAVE TECHNOLOGIES INC ("CLIENT"), with offices at 1, PASSAIC AVENUE, FAIRFIELD, NEW JERSEY 07004, USA and L.B.E LIMITED T/A PARTNERS IN EUROPE (PIE) SHANNON INDUSTRIAL ESTATE SHANNON INDUSTRIAL, CO. CLARE IRELAND ("REPRESENTATIVE").

Whereas CLIENT, is engaged in the business of manufacturing and selling certain products, as more fully set forth below; and

Whereas, REPRESENTATIVE desires to represent CLIENT for the solicitation of orders for CLIENT products from certain customers in the territory set forth below;

Now therefore, the parties hereto agree as follows:

1.    DEFINITIONS

1.1   "Products" are defined in Exhibit A

1.2   "Territory" is defined in Exhibit B

1.3   "Compensation and Commissions " is defined in Exhibit C

1.4   "Fulfillment Services" are defined in Exhibit D

1.5   "Technical Support" is defined in Exhibit E

1.6 "Net Sale" shall mean the actual shipment of a Product by CLIENT to a Customer, and the issuing of an invoice by CLIENT, or an CLIENT authorized invoicing agent it to such Customer for payment for such Product less any credits issued for price adjustments or authorized product returns, or non payment of invoices. The acceptance or booking of a purchase order shall not constitute a Sale hereunder.

2.    APPOINTMENT

      CLIENT hereby appoints REPRESENTATIVE as CLIENT non-exclusives -s representative for the products in the Territory, and REPRESENTATIVE hereby accepts such appointment. As CLIENT representative, REPRESENTATIVE shall have the limited right to market and distribute CLIENT products to customers in the Territory.

3.    DUTIES AND OBLIGATIONS OF REPRESENTATIVE

      a. REPRESENTATIVE shall use its best efforts to introduce, promote the sale of and obtain orders (subject to acceptance by CLIENT) for Products at such prices and upon such terms and conditions, as CLIENT shall communicate in writing to the REPRESENTATIVE from time to time. REPRESENTATIVE shall devote as much time and attention as shall be necessary to properly conduct such activities, shall take such actions as CLIENT advises will be helpful to that end and shall conduct its activities in accordance with such general instructions as CLIENT may issue from time to time.


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      b.    REPRESENTATIVE shall quote only such prices, terms and conditions, and make only such representation as to quality, performance, and the like, as from time to time may be authorized in writing by CLIENT. REPRESENTATIVE will not make any representation, guarantee or warranty with respect to the Products except as is authorized in writing by CLIENT.

      c. REPRESENTATIVE shall furnish to CLIENT appropriate reports relating to ; sales made pursuant to this Agreement and any other information relating to operations of REPRESENTATIVE and the market conditions for the Product within the Territory. Such reports shall include, but are not limited to, sales forecasts.

      d. REPRESENTATIVE shall, at least quarterly, develop a marketing sales plan acceptable to CLIENT (the "Plan"). The Plan will include key account identification, product promotional plans, scheduled sales activity, projected sales volumes, and projected support requirements.

      e. REPRESENTATIVE shall make no allowances or adjustments in accounts, or authorize any customer to return any Products, unless given specific advance "Return Material Authorization" (RMA), in individual cases, in writing by CLIENT to do so.

      f. REPRESENTATIVE shall avoid all circumstances and actions that would place REPRESENTATIVE in a position of adverse interest of divided loyalty with respect to the obligations undertaken under this Agreement in promoting the sale and use of Products. REPRESENTATIVE shall notify CLIENT thirty (30) days in advance of solicitation of orders, or of acting as a factory representative or sales agent, for a competing company. CLIENT shall have the right to cancel this Agreement without incurring any Takeover Goodwill costs if REPRESENTATIVE acts for a company which CLIENT considers to be a competitor.

      g. REPRESENTATIVE shall have no authority to collect funds or accept payment of any orders accepted by CLIENT. REPRESENTATIVE shall forward immediately to CLIENT any and all moneys or remittances in any form which may be placed in its hands by Customers or accounts in the Territory in payment against CLIENT invoices. REPRESENTATIVE shall assist CLIENT, upon CLIENT request, in the collection of overdue accounts by making available to CLIENT all data regarding any Customer to whom REPRESENTATIVE may reasonably have access.

      h. REPRESENTATIVE shall indemnify and hold CLIENT harmless from all claims, demands, actions, liabilities, suits or damages resulting from the activities of REPRESENTATIVE outside the scope of REPRESENTATIVE's duties and obligations under this Agreement or specifically prohibited by this Agreement.


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      i.    REPRESENTATIVE shall only sell CLIENT products to customers or distributors who have been approved by CLIENT in writing.

4.    EXPENSES

      Specific, pre-approved expenses, where the pre-approval is in writing, incurred on behalf of CLIENT in the Territory will be paid directly by CLIENT or transferred to REPRESENTATIVE prior to payment due date, for REPRESENTATIVE to pay on behalf of CLIENT Expenses typically include, but are not limited to, the following:

      -     Freight, Import Duties & Transport Charges
      -     Trade Shows & Exhibitions
      -     Printing & Promotional Material
      -     Seminars
      -     On-going training

5.    DUTIES AND OBLIGATIONS OF CLIENT

      CLIENT shall supply REPRESENTATIVE, without cost, from time to time at REPRESENTATIVE's place of business, with reasonable quantities of CLIENT advertising and selling literature, samples, displays, drawings, engineering or other Product data, as may made available by CLIENT to be helpful in advancing sale of the Products. REPRESENTATIVE shall make useful employment and effective use of such items, in accordance with its own best judgment, and at its own expense, and not knowingly be wasteful of such selling aids.

6.    ORDER ACCEPTANCE AND SHIPMENT

      All orders addressed to ACLIENT and solicited by REPRESENTATIVE shall become binding on CLIENT only upon acceptance in writing by CLIENT to REPRESENTATIVE. CLIENT may, at any time, reject an order submitted by REPRESENTATIVE. REPRESENTATIVE shall not have the right, power; or authority to accept any order on behalf of CLIENT. All Products for which orders are accepted by CLIENT will be shipped and billed by CLIENT, or an agent of CLIENT, directly to the customer. All payments shall be made directly to CLIENT. REPRESENTATIVE shall have no authority to accept collections from customers.

7.    CLIENT CONFIDENTIAL INFORMATION

      For so long as this Agreement is in effect and for three (3) years after its expiration or termination, REPRESENTATIVE will consider as confidential any information, including but not limited to trade secrets, disclosed in tangible, electronic or oral form from CLIENT. All such information is referred to below as "Confidential Information". REPRESENTATIVE agrees to receive and maintain all Confidential Information in strict confidence using at least reasonable care. Confidential Information may be used by REPRESENTATIVE only in furtherance of the


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      purposes of this Agreement and may not be delivered or disclosed, in whole or in part to any third party. This does not apply to information which:
      (a) is already known to REPRESENTATIVE or is publicly available at the time of disclosure; (b) becomes publicly available after disclosure through no act of REPRESENTATIVE; (c) is independently developed by REPRESENTATIVE without breach of this Agreement; or (d) is disclosed by CLIENT to a third party without an obligation of confidentiality. Confidential Information, as defined m this Section, will include without limitation all information disclosed by CLIENT to REPRESENTATIVE concerning CLIENT business, customers, suppliers, products, business and/or marketing plans, research, technology, software, pricing, product development, revenue, costs of production, and personnel. All information relating to this Agreement and/or REPRESENTATIVE's performance hereunder which is created by or for REPRESENTATIVE will be the sole and exclusive property of CLIENT and will be subject to the provisions of this Section.

8.    RELATIONSHIP OF PARTIES

      a. Nothing in this Agreement shall be construed to constitute REPRESENT E as the employee of CLIENT, nor shall either party have any authority to bind the other in any respect. Each shall remain an independent contractor responsible only for its own action. REPRESENTATIVE shall not, without CLIENT prior written approval, alter, enlarge or limit orders, or make representation or guarantees concerning CLIENT Products. REPRESENTATIVE shall not have the authority to bind CLIENT by contract, nor in any way to incur obligation of any kind on behalf of CLIENT and shall not represent itself to any Customer or other person to believe REPRESENTATIVE has any such authority.

      b. REPRESENTATIVE will control all means and methods incident to the performance and completion of the solicitation of orders and CLIENT will not exercise direct control over the amount of time REPRESENTATIVE shall devote to the solicitation of orders or the methods used by REPRESENTATIVE in doing so.

9.    TERM

      This Agreement will become effective as of the date first written above and will be for a term of _____ years. Should this agreement be terminated prior to the end of its agreed term, compensation in accordance with section 11 will be paid to REPRESENTATIVE.

10.   TERMINATION

      Termination notice by CLIENT should be in writing by giving 90 days notice by registered mail to LBE Limited, T/A PARTNERS IN EUROPE, Shannon Industrial Estate, Shannon, Co. Clare, Ireland. REPRESENTATIVE can terminate this agreement by furnishing ninety (90) days notice to CLIENT at an address nominated by CLIENT


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11.   TAKEOVER GOODWILL

      In the event that CLIENT terminates REPRESENTATIVE prior to the end of the term of this Representation Agreement and initiates a direct sales program in Europe and provided that REPRESENTATIVE has met the sales objectives mutually agreed between CLIENT and REPRESENTATIVE, REPRESENTATIVE will be compensated for 1 additional month's sales (following the termination of the Agreement) for each 6 month period that this Representation Agreement has bee in place on the following commission schedule. The commission will be based on to ____% of the average monthly commission rate from the proceeding ____ months.

12.   ARBITRATION

      Any dispute or claim arising out of or in connection with the agreement will be finally settled by binding arbitration in New Jersey, USA under the rules of arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

13.   FORCE MAJEURE

      Neither party will be liable to the other for any default (other than failure to pay money) hereunder if such default is caused by an event beyond such party's control, including without limitation acts or failure to act of the other party, strikes or labor disputes, unavailability of transportation, floods, fires, governmental requirements and acts of God (a "Force Majeure Event"). In the event of threatened or non-performance as a result of the above causes, the non-performing party will execute commercially reasonable efforts, to avoid and cure such non-performance and will provide prompt notification to the other party.

14.   GENERAL

      a. Neither party may assign its rights or obligations under this Agreement without prior consent of the other, and any purported assignment without such consent shall have no force or effect, except that a party may assign this Agreement at incident to the transfer of all or substantially all of its business. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

      b. Neither party shall disclose the contents of this Agreement to any third party, except as may be required by law.

      c. No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of that provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.



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      d.    All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon acknowledged telex or facsimile communication, or three (3) days after deposit in the United States mail, postage, prepaid, by certified, registered for first class mail, addressed to the parties at their addresses set forth above.

      e. The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states that is such a modification, and is signed by an authorized representative of each party hereto.

      f. This Agreement, including exhibits, constitutes the entire Agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior contemporaneous agreements, written or oral, and shall take precedence over any additional or conflicting terns which may be contained in either party's purchase orders or order acknowledgment forms.

      g. This Agreement will be governed by and construed in accordance with the laws of the United States (except for conflict of laws rules) as applied to agreements entered into and to be performed entirely within the United States.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___ day and year first above written.

NUWAVE TECHNOLOGIES INC.                 L.B.E. LIMITED T/A PARTNERS
                                         IN EUROPE (REPRESENTATIVE)



BY: /s/ Jeremiah F. O'Brien              BY: /s/
   ---------------------------------        ----------------------------------
NAME: Jeremiah F. O'Brien                Name: /s/
     -------------------------------          --------------------------------
Title: Chief Financial Officer           Title: C.E.O.
      ------------------------------           -------------------------------
Date: June 4, 2001                       Date: 4th June, 2001
     -------------------------------          --------------------------------



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                                    EXHIBIT A
                                    ---------

PRODUCTS:

Video Game Enhancer


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                                    EXHIBIT B
                                    ---------

TERRITORIES

Austria
Belgium
Denmark
France
Finland
Germany
Ireland
Italy
Luxembourg
Netherlands
Norway
Spain
Sweden
United Kingdom



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                                    EXHIBIT C
                                    ---------

COMPENSATION AND COMMISSION

1.    Fees.

      CLIENT will pay REPRESENTATIVE a fixed fee charge of US$_____ per month for 6 months from commencement of contract date. This fee will be invoiced monthly advance in US dollars. It includes payment for set-up services associated with establishing CLIENT sales office in Europe. This fee will be reduced by agreement between both parties at the end of the initial 6 month period.

2.    Commissions

      CLIENT will compensate REPRESENTATIVE with commissions as detailed hereunder:

      a.    Retail Sales

During first 6 months of agreement:

            o ___% commission on net sales between $______ and $_____ per month
            o    ___% commission on net sales above $_____ per month

Subsequent to the first six months of agreement

            o    ___% commissions on net sales on first $_____ per month
            o    ___% on net sales above $_____ per month

      b.    OEM/Corporate Sales

To be agreed on a deal by deal basis

3.    Trading Terms.

      CLIENT will furnish to REPRESENTATIVE details of products and values, by sales territory, billed and cash collected in each month to REPRESENTATIVE within ten days of each month end billing period.

      Commissions will be paid to REPRESENTATIVE by the 15th of the month following receipt of the cash.


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                                    EXHIBIT D
                                    ---------

FULFILLMENT SERVICES

1)    Warehousing and Order processing
      Includes:
      - Inventory management (up to a maximum of 12 pallet bays at any one time
      -     Order Acceptance
      -     Order processing
      -     Shipping
      -     Reporting

2)    RMA Processing
      Includes:
      -     Number issuance and management
      -     Returned product handling & storage
      -     Return of product to CLIENT at agreed intervals
      -     Reporting

3)    Debtors Book Management
      Includes:
      -     Invoicing & Credits
      -     Cash collection and allocations
      -     Reporting

4)    Banking & Taxation
      Includes:
      -     Set-up
      -     Reconciliation's
      -     Tax Registration
      -     Bi-monthly VAT returns
      -     Reporting

5)    Optional Warehouse Assembly (if required by NUWAVE)
      Includes:
      -     Kitting of base parts to retail specs
      -     Labelling of retail boxes to meet localisation requirements
      - This service will be charged at a fixed fee of $1.25 per unit shipped including shrink-wrapping of product. This rate covers a B.O.M limited to 12 items.


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                                    EXHIBIT E
                                    ---------


TECHNICAL SUPPORT

1.    TAG

      CLIENT will fully train all PIE's Technical support personnel to a level of competency that allows the proper provision by PIE of multi-lingual first tier telephone Technical support. CLIENT will provide PIE with necessary trainers and training material within 2 weeks of commencement date of this agreement.

2.    DUTIES AND OBLIGATIONS OF CLIENT

      CLIENT shall supply PIE, without cost, from time to time, at PIE's place of business, with reasonable quantities of CLIENT products and technical specifications/literature as may be required by PIE to facilitate PIE in providing a professional Technical support function in Europe.

3.    SERVICES

      Multi-lingual telephone Technical support services covering all CLIENT products listed on CLIENT distributor and partner price sheets.

      Set-up and management of exclusive telephone number based in Ireland.

      Reporting

          Weekly reporting as follows
          -     Breakdown of QTY and category of calls by product
          -     Breakdown of QTY of calls by Country

4.    HOURS OF OPERATION

      Technical support coverage will be from 8:30a.m. to 5:30 p.m. Monday to Friday excluding public holidays.

5.    TOLL FREE NUMBERS

      Set-up and running costs associated with any CLIENT approved toll-free lines will be re-charged monthly to CLIENT. Set-up and estimated running costs must be approved in writing by Client prior to installation.